R.G. Barry Corporation Reports Strong 3rd Quarter And Nine-Month Results

PICKERINGTON, Ohio, May 8, 2012 /PRNewswire/ -- Accessories marketer R.G. Barry Corporation (Nasdaq: DFZ) today reported outstanding operating results for its fiscal 2012 third quarter and nine months, ended March 31, 2012.

On a consolidated nine-month basis, the Company reported:

  A 23.5% net sales increase to $130.9 million from $106.0 million for the first nine months of fiscal 2011;
  Net earnings jumped 68.1% to $14.1 million, or $1.24 per diluted share, versus net earnings of $8.4 million, or $0.75 per diluted share, in the comparable period last year;
  Gross profit as a percent of net sales rose 600 basis points to 43.1% from 37.1% one year ago; and
  Selling, general and administrative expenses of $33.2 million, or 25.3% of net sales, were up 50 basis points from $26.4 million, or 24.8% of net sales, in the equivalent period last year.

For the third quarter, the Company's consolidated results included:

  A 24.9% increase in net sales to $25.1 million versus $20.1 million one year ago;
  Net earnings of $834,000, or $0.07 per diluted share, up from break-even in the corresponding period last year; and
  Significantly improved gross profit as a percent of sales at 44.6% compared to 39.4% in the equivalent quarter of fiscal 2011.

The Company said that net sales in its Footwear segment rose 3.4% during the nine months to $107.2 million from $103.7 million in the comparable period last year, yielding a 350 basis point improvement in gross profit as a percentage of net sales at 40.0%. In its Accessories segment, which includes Foot Petals and baggallini, acquired in January and March last year, respectively, the Company recorded nine-month net sales of $23.8 million, yielding a 57.2% gross profit as a percentage of net sales.

The Company's balance sheet reflected:

  Cash and short-term investments of $40.2 million compared to $28.4 million one year ago;
  Consolidated inventory of $17.0 million was down 16.5% versus one year ago. The inventory was comprised of $10.3 million in footwear and $6.7 in accessories; and
  Net shareholders' equity of $75.8 million, up 23.2% from $61.5 million at the end of the third quarter of fiscal 2011.

Management Comments
"Our strong performance through the first nine months of this fiscal year has positioned RG Barry for a great 2012," said Greg Tunney, President and Chief Executive Officer. "Both segments of our business are performing at or above our expectations despite the mixed retail and economic environments."

"This is one of the best March-ending earnings performances in the Company's 65-year history" added Jose Ibarra, Senior Vice President Finance and Chief Financial Officer. "Growth in the department store and mass channels of our footwear business, along with the operating performance of the accessories segment, has increased our confidence that the current business model will allow us to achieve our financial goals."

Mr. Tunney added, "We have continued to deliver improved results, but our goal goes beyond beating the prior year's quarter. Our vision is much longer-term. It is of making our Company a highly profitable and growing force in the accessories category over the next 3-to-5 years. We plan to continue increasing our strategic investments in our existing businesses and seeking out and acquiring successful, category-appropriate brands with our long-term objectives in mind."

Conference Call/Webcast Today
R.G. Barry Corporation senior management will conduct a conference call for all interested parties at 9:00 a.m. Eastern Daylight Time today. Management will discuss the Company's performance, its plans for the future and will accept questions from participants. The conference call is available at (800) 860-2442 in the U.S., (866) 605-3852 in Canada and +1 (412) 858-4600 internationally until five minutes before starting time. To listen via the Internet, log on to http://www.videonewswire.com/event.asp?id=87016.

Replays of the call will be available several hours after its completion. The audio replay can be accessed through 9 a.m. Eastern Wednesday, May 23, 2012 at 877.344.7529 (U.S.) and +1.412.317.0088 (international); ask for conference number 10013776. Replays and a written transcript of the call will be posted for up to one year at the Investor Room section of rgbarry.com.

About RG Barry
RG Barry develops great accessories brands that provide fashionable, solution-oriented products that touch consumers. Our primary brands include: Dearfoams slippers dearfoams.com; baggallini handbags, totes and travel accessories baggallini.com; and Foot Petals premium insoles and comfort products footpetals.com. To learn more, visit us at rgbarry.com.

Forward-Looking Statements
Some of the disclosures in this news release contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "expect," "could," "should," "anticipate," "believe," "estimate," or words with similar meanings. Any statements that refer to projections of our future performance, anticipated trends in our business and other characterizations of future events or circumstances are forward-looking statements. These statements, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, are based upon our current plans and strategies and reflect our current assessment of the risks and uncertainties related to our business. These risks include, but are not limited to: our continuing ability to source products from third parties located within and outside North America; competitive cost pressures; the loss of retailer customers to competitors, consolidations, bankruptcies or liquidations; shifts in consumer preferences; the impact of the global financial crisis and general economic conditions on consumer spending; the impact of the highly seasonal nature of our footwear business upon our operations; inaccurate forecasting of consumer demand; difficulties liquidating excess inventory; disruption of our supply chain or distribution networks; our ability to implement new enterprise resource information systems; a failure in or a breach of our operational or security systems or infrastructure, or those of our third-party suppliers and other service providers, including as a result of cyber-attacks; the unexpected loss of any of the skills and experience of any of our senior officers; our ability to successfully integrate any new business acquisitions; and our investment of excess cash in certificates of deposit and other variable rate demand note securities. You should read this news release carefully because the forward-looking statements contained in it (1) discuss our future expectations; (2) contain projections of our future results of operations or of our future financial condition; or (3) state other "forward-looking" information. The risk factors described in our Quarterly Report on Form 10-Q and in our other filings with the Securities and Exchange Commission (the "SEC"), in particular "Item 1A. Risk Factors" of Part I of our Annual Report on Form 10-K for the fiscal year ended July 2, 2011 (the "2011 Form 10-K"), give examples of the types of uncertainties that may cause actual performance to differ materially from the expectations we describe in our forward-looking statements. If the events described in "Item 1A. Risk Factors" of Part I of our 2011 Form 10-K occur, they could have a material adverse effect on our business, operating results and financial condition. You should also know that it is impossible to predict or identify all risks and uncertainties related to our business. Consequently, no one should consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the statement is made to reflect unanticipated events, except as required by applicable law. Any further disclosures in our filings with the SEC should also be considered.

—financial charts follow—

R.G. BARRY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands of dollars, except for per share data)

	Thirteen Weeks Ended			Thirty-nine Weeks Ended
	(unaudited)	(unaudited)	% Increase	(unaudited)	(unaudited)	% Increase
	March 31, 2012	April 2, 2011	Decrease	March 31, 2012	April 2, 2011	Decrease
Net sales	$ 25,114	$ 20,113	24.9%	$ 130,943	$ 106,042	23.5%
Cost of sales	13,921	12,183	14.3%	74,501	66,686	11.7%
Gross profit	11,193	7,930	41.1%	56,442	39,356	43.4%

Gross profit (as percent of net sales)	44.6%	39.4%		43.1%	37.1%

Selling, general and administrative expenses	9,855	8,080	22.0%	33,150	26,391	25.6%

Operating profit (loss)	1,338	(150)		23,292	12,965	79.7%

Other income	221	84		396	278
Interest (expense) income, net	(161)	(40)		(604)	3

Earnings (loss), before income taxes	1,398	(106)		23,084	13,246	74.3%

Income tax expense (benefit)	564	(64)		9,009	4,873

Net earnings (loss)	$ 834	$ (42)		$ 14,075	$ 8,373	68.1%

Earnings per common share
Basic	$ 0.07	$ -		$ 1.26	$ 0.76
Diluted	$ 0.07	$ -		$ 1.24	$ 0.75

Weighted average number of common shares outstanding
Basic	11,245	11,123		11,187	11,086
Diluted	11,444	11,123		11,387	11,212

CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)
	(unaudited)	(unaudited)		(audited)
	March 31, 2012	April 2, 2011		July 2, 2011

ASSETS
Cash & short-term investments	$ 40,178	$ 28,376		$ 24,672
Accounts receivable, net	14,903	13,286		11,819
Inventory	16,998	19,752		25,500
Prepaid expenses and other current assets	2,885	2,260		2,795
Total current assets	74,964	63,674		64,786

Net property, plant and equipment	4,364	4,260		3,983

Other assets	45,549	50,398		47,210
Total assets	$ 124,877	$ 118,332		$ 115,979

LIABILITIES & SHAREHOLDERS' EQUITY
Short-term notes payable	6,035	6,061		6,035
Accounts payable	2,924	3,899		10,118
Other current liabilities	7,947	3,362		1,947
Total current liabilities	16,906	13,322		18,100

Long-term debt	21,430	25,357		24,286
Accrued retirement costs and other	10,696	18,141		11,070
Shareholders' equity, net	75,845	61,512		62,523
Total liabilities & shareholders' equity	$ 124,877	$ 118,332		$ 115,979

CONTACT: Roy Youst, RG Barry Investor Relations, +1-614-729-7200 or Jose G. Ibarra, Senior VP Finance/CFO, +1-614-864-6400